Договор купли-продажи акций открытого акционерного общества «ЭЛЕКТРОПРИВОД»	Agreement on sale and purchase of shares of the open joint stock company “ELECTROPRIVOD”
г. Москва March 8, 2008 г.	Moscow March 8, 2008
Продавец: компания PALMIRA UNIVERSAL LTD, Victoria, Mahe, Seychelles, в лице Коромыслова Николая Валерьевича, действующего на основании Доверенности, с одной стороны, и	**Seller:** the company PALMIRA UNIVERSAL LTD, Victoria, Mahe, Seychelles, represented by: Director Koromyslov Nicolay Valerievich, acted under Power of Attoney, on the one hand, and
Покупатель: Корпорация NNRF, Inc. (ННРФ, Инк.), в лице Президента Петера Гёрке, и Вице-президента и Главного финансового директора Тодда Синклэра, действующие на основании Устава, с другой стороны, заключили настоящий Договор о нижеследующем:	**Buyer:** the corporation “NNRF, Inc.”, represented by Peter Goerke President and Todd Sinclair Vice-president and Chief Financial Office, whose actions are predetermined by the Bylaw, on the other hand, have concluded the present Agreement on the following:
1. Предмет договора	**1. Subject of the Agreement**
1. Продавец обязуется передать в собственность Покупателю, а Покупатель обязуется принять и оплатить следующие акции:	1. The Seller undertakes to transfer into ownership, and the Buyer is obliged to accept and pay for the following shares:
1.1.1. Наименование эмитента: Открытое акционерное общество «Электропривод», 610006 РФ, г. Киров, Октябрьский пр-т, 24 ОГРН 1024301320856 дата внесения записи в реестр 03.10.2002 года. Зарегистрировано Инспекцией Министерства РФ по налогам и сборам по г. Кирову, Кировской обл.	1.1.1. Name of the Issuer: the Open Joint Stock Company “Electroprivod”, registered under No. 1024301320856 on 03.10.2002 by the Inspection of the Ministry of Taxes and Duties (IMNS) of the Russian Federation for Kirov city, Kirov region with the legal address at: Russian Federation, postal code 61006, Kirov city, Octyabrskiy pr-t, 24.
1.1.2.Наименование акций: Обыкновенные именные акции, форма выпуска бездокументарные.	1.1.2. Name of shares: a registered equity, non-documentary
1.1.3.Номинальная стоимость: 600 (Шестьсот) рублей.	1.1.3. Nominal price: 600 (Six hundred) RUB.
1.1.4.Номер государственной регистрации: 1-03-10144-Е.	1.1.4. Number of State Registration: 1-03-10144-E.
1.1.5. Количество акций: 4 515 (Четыре тысячи пятьсот пятнадцать) штук, что составляет 25, 5 % акций Уставного капитала.	1.1.5. Number of shares: 4 515 (Four thousand five hundred and fifteen) pieces, 25, 5 % shares of the authorized capital.
1.2. Продавец гарантирует, что акции, указанные в п.1.1. настоящего Договора, не обременены никаким залогом или другими правами третьих лиц. Акции передаются Покупателю вместе со всеми правами, которыми они наделены.	1.2. The Seller guarantees that the shares specified under p. 1.1. of the present Agreement are not encumbered with any pawning or with other rights of third parties. The shares are transferred to the Buyer together with the rights that they are endowed with.
1.3. Продавец передает Покупателю подлинники первичных документов, которыми подтверждаются права Покупателя на приобретение акций: выписка из реестра акционеров на день заключения договора.	1.3. The Seller hands over to the Buyer the original copies of the primary documents that confirm the rights of the Buyer for acquisition of shares: extract from the registry of shareholders on the day of entry into the Agreement.
2. Цена акций	**2. Share Price**
2.1. Цена пакета акций по договору составляет 4 000 000 (Четыре миллиона) долларов США.	2.1. The price of the holding of shares in the frames: USD 4 000 000, 00 (Four million).

3. Порядок расчетов	**3. Order of Payments**
3.1. Покупатель уплачивает сумму, указанную в п. 2.1. настоящего Договора, путем перечисления денежных средств безналично по реквизитам, указанным в настоящем Договоре.	3.1. The Buyer pays the amount, indicated in p. 2.1. of the present Agreement, by funds transfer cashlessly in accordance with the account details, indicated in the present Agreement.
3.1.1. Покупатель обязан произвести оплату по настоящему Договору не позднее 31 июля 2008 года.	3.1.1. The Buyer undertakes to make payment in accordance with the present Agreement not later than on July 31, 2007.
3.1.2. Оплата стоимости акций, являющихся предметом настоящего договора осуществляется следующим образом:	3.1.2. Payment of cost of the shares, which are the subject of the present Agreement, is carried out as follows:
Первый транш в сумме 1 000 000 (Один миллион) долларов США вносится Покупателем не позднее 30 апреля 2008 года;	The first tranche in the amount of 1 000 000 (One million) US dollars is brought by the Buyer not later than on April 30, 2008;
Второй транш в сумме 1 000 000 (Один миллион) долларов США вносится Покупателем не позднее 31 мая 2008 года;	The second tranche in the amount of 1 000 000 (One million) US dollars is brought by the Buyer not later than on May 31, 2008;
Третий транш в сумме 1 000 000 (Один миллион) долларов США вносится Покупателем не позднее 30 июня 2008 года;	The third tranche in the amount of 1 000 000 (One million) US dollars is brought by the Buyer not later than on June 3, 2008;
Четвертый транш в сумме 1 000 000 (Один миллион) долларов США вносится покупателем не позднее 31 июля 2008 года.	The fourth tranche in the amount of 1 000 000 (One million) US dollars is brought by the Buyer not later than on July 31, 2008.
В случае просрочки в уплате любого из траншей Покупатель уплачивает Продавцу пени из расчета 0,1 % за каждый день просрочки до момента полной оплаты траншей.	In case of delay in payment of any of the tranches the Buyer pays penalty to the Seller at the rate of 0,1 % per every day of delay till the moment of full payment of tranches.
3.2. Покупатель обязан известить Продавца об осуществлении платежа, указанного в п. 3.1. настоящего Договора в двухдневный срок с момента перевода денежных средств путем направления факсимильной копии платежных документов.	3.2. The Buyer has to inform the Seller of the execution of payment given in p. 3.1. of the present Agreement within 2 days from the moment of money transfer by means of sending a facsimile copy of the payment documents.
4. Порядок оформления купли-продажи акций	**4. Order of registration the transaction of sale and purchase of shares**
4.1. Оформление договора купли-продажи акций производится в письменной форме.	4.1. The registration of the agreement on sale and purchase of shares shall be accomplished in writing.
4.2. Все расходы по оформлению сделки несет Покупатель.	4.2. The Buyer bears all the expenses connected with the executing of transaction.
4.3. Передаточное распоряжение предоставляется регистратору в течение 30 дней с момента перевода последнего транша и открытия Покупателем лицевого счета в реестре акционеров ОАО "Электропривод" для внесения в реестр записи о переходе прав собственности на 25, 5 % акций.	4.3. The transfer order is submitted to the registering clerk during 30 days from the moment of receiving of the last tranche and opening of business account by the Buyer in the registrar of shareholders of OJSC “Electroprivod” to make an entry about the transfer of property rights for 25, 5 % shares.
4.4. Покупатель имеет право на инициирование процедуры внесения изменений в учредительные документы эмитента.	4.4. The Buyer has the right to initiate the process of making changes to the constituent documents of the Issuer.

5. Ответственность сторон	**5. Responsibility of the Parties**
5.1. Сторона договора, имущественные интересы или деловая репутация которой нарушены в результате неисполнения или ненадлежащего исполнения обязательств по договору другой стороной, вправе требовать полного возмещения причиненных ей этой стороной убытков, под которыми понимаются расходы, которые сторона, чье право нарушено, произвела или произведет для восстановления своих прав и интересов (реальный ущерб), а также неполученные доходы, которые эта сторона получила бы при обычных условиях делового оборота, если бы ее права и интересы не были нарушены (упущенная выгода).	5.1. The Party to the Agreement whose valuable interests or goodwill were infringed as a result of non-fulfillment or improper fulfillment of the obligations under the agreement by the other Party has the right to demand the full reimbursement of the damage caused by that Party, which imply the costs that the Party whose right has been violated defrayed or is going to defray in order to restore their rights and interests (real damage), as well as the non-received income that the Party would have obtained under the ordinary conditions of the business intercourse if their rights had not been infringed (missed profit).
6. Прочие условия	**6. Other Conditions**
6.1. Настоящий Договор составлен на русском и английском языках (при чём оба текста аутентичны), в 2-х подлинных экземплярах, имеющих равную юридическую силу, по одному для каждой из сторон.	6.1. The present Agreement is made up in the Russian and English languages (and both texts are authentic), in 2 (two) original copies, having the same legal force, one to each Party.
В случае расхождения между текстами на русском и английском языках преимущество имеет текст на русском языке.	If there are any discrepancies between the text in the Russian and English languages, the Russian-language text has the advantage.
Любые соглашения сторон по изменению и/или дополнению условий настоящего договора имеют силу в том случае, если они оформлены в письменном виде, подписаны сторонами договора и скреплены печатями сторон.	Any understanding of the Parties to introduce changes and/or additions to the terms of the present agreement is effective only if it is drawn up in a written form, signed by the Parties of the Agreement und sealed by the stamps of the Parties.
6.2. Стороны принимают на себя обязательство не разглашать сведения, ставшие известными им в ходе подготовки и реализации договора, за исключением объёма информации, необходимого для реализации прав и обязанностей сторон, возникших по договору, и объёма информации, обоснованно запрашиваемому государственными органами.	6.2. The Parties assume an obligation of non-disclosure of the information that became known to them in the course of preparation and execution of the agreement, but for the scope of information that is necessary for the execution of the rights and obligations of the Parties produced by the agreement and that scope of information that the government bodies have reason to demand.
В случаях, не предусмотренных настоящим Договором, стороны руководствуются действующим Гражданским законодательством РФ.	The Parties are ruled by the current civil legislation of the Russian Federation in cases not stipulated for by the present Agreement.
6.3. При недостижении взаимоприемлемого решения стороны могут передать спорный вопрос на разрешение в судебном порядке в соответствии с действующими положениями о порядке разрешения споров между сторонами - участниками коммерческих, финансовых и иных отношений делового оборота.	6.3. If the Parties are unable to arrive at a mutually acceptable decision they can submit the disputable issue for resolving by court in accordance with the current regulations on the order of settling disputes among the Parties who are participants of the commercial, financial and other relations of business intercourse.
6.4. По всем вопросам, не нашедшим своего решения в условиях настоящего Договора, но прямо или косвенно вытекающим из отношений сторон по нему, затрагивающих имущественные	6.4. The Parties will rely on the norms and regulations of the current legislation in all the questions that have not found their resolution in the terms of the present Agreement but are directly or indirectly conditioned by the relations of the Parties hereof and pertain to the

интересы и деловую репутацию сторон договора, они будут руководствоваться нормами и положениями действующего законодательства.	valuable interests and goodwill of the Parties to the Agreement.
7. Адреса и банковские реквизиты сторон	**7. Addresses and Bank details of the Parties**
Продавец: компания PALMIRA UNIVERSAL LTD, Victoria, Mahe, Seychelles 103 Sham Peng Tong Plaza, Victoria, Mahe, Seychelles Beneficiary Account : Name: PALMIRA UNIVERSAL LTD, № : 074339 IBAN: CY711150100207433OUSDCACC001 Beneficiary Bank: FBME BANK Limited, Nicosia, Cyprus Swift Code: FBMECY2N Correspondent Bank: Deutsche Bank Trust Company Americas Swift Code: BKTRUS33 Account №: 04-053-863 OR Correspondent Bank: JP Morgan Chase Bank N.A. Swift Code: CHASUS33 Account №: 400912902	**Seller:** the company PALMIRA UNIVERSAL LTD, Victoria, Mahe, Seychelles 103 Sham Peng Tong Plaza, Victoria, Mahe, Seychelles Beneficiary Account : Name: PALMIRA UNIVERSAL LTD, № : 074339 IBAN: CY711150100207433OUSDCACC001 Beneficiary Bank: FBME BANK Limited, Nicosia, Cyprus Swift Code: FBMECY2N Correspondent Bank: Deutsche Bank Trust Company Americas Swift Code: BKTRUS33 Account №: 04-053-863 OR Correspondent Bank: JP Morgan Chase Bank N.A. Swift Code: CHASUS33 Account №: 400912902
Директор /s/ Коромыслов Н.В. М.П.	Director /s/ Nikolay Koromyslov L.S.
Покупатель: Корпорация "NNRF, Inc." Theresienstrasse 6-8 D - 80333 München Munich, Germany Tel:+49 89 28890488 Fax:+49 89 2889045 Расчетный счет № 28 1608 0000 4329 9600 00 в Dresdner Bank БИК: 160 800 00 SWIFT: DRESDEFF811	**Buyer:** the corporation "NNRF, Inc." Theresienstrasse 6-8 D - 80333 München Munich, Germany Tel:+49 89 28890488 Fax:+49 89 2889045 Settlement Account No. DE 28 1608 0000 4329 9600 00 in Dresdner bank RCBIC: 160 800 00 SWIFT: DRESDEFF811
Президент /s/ Петер Гёрке	Executive Vice President and Secretary /s/ Peter Goerke
Вице-президент и Главный Финансовый Директор /s/ Тодд Синклэр М.П.	Vice-president and Chief Financial Officer /s/ Todd Sinclair L.S.